UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2016

ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-9911
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities.

On June 16, 2016, the Board of Directors (the “Board”) of Eleven Biotherapeutics, Inc. (the “Company”) approved a strategic restructuring of the Company to eliminate a portion of the Company’s workforce in order to preserve the Company’s resources as it determines future strategic plans.

As part of this strategic restructuring, the Company will eliminate 14 positions across the organization, representing approximately 70 percent of the Company’s workforce. The Company expects the restructuring to be substantially complete in the third quarter of 2016. The Company currently anticipates incurring total restructuring costs of approximately $0.9 million, which includes severance, benefits and related costs of approximately $0.6 million and potential fixed asset impairments of approximately $0.3 million. The Company currently expects to record the restructuring charges during the second and third quarters of 2016. Of the approximately $0.6 million in severance, benefits and related costs, the Company expects that approximately $0.3 million would be paid during the three months ended September 30, 2016 and approximately $0.3 million would be paid during the three months ended December 31, 2016. The Company is continuing to review the potential impact of the restructuring, and is unable to estimate any additional restructuring costs or charges at this time. If the Company subsequently determines that it will incur additional significant costs and restructuring charges, it will amend this Current Report on Form 8-K to disclose such information.

Item 2.06 Material Impairments

The information required by this Item 2.06 is contained in Item 2.05 above and is incorporated herein by reference.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the expected cost of the Company’s strategic restructuring, the timing and completion of the restructuring, the Company’s strategy and future operations and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the License Agreement, the outcome of any legal proceedings that could be instituted against the Company or its directors related to the License Agreement, the inability to consummate the transactions contemplated by the License Agreement due to the failure to obtain the requisite approval of the Company’s stockholders, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: June 22, 2016	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer